United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 15, 2016

Date of Report (Date of earliest event reported)

PHARMACYTE BIOTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-68008	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23046 Avenida de la Carlota, Suite 600 Laguna Hills, CA	92653
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (917) 595-2850

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]     Written communications pursuant to Rule 425 under the Securities Act

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2016, PharmaCyte Biotech, Inc., a Nevada corporation (“Company”), entered into an amendment (“Chardan Amendment”) to its previously disclosed financial advisory, offering and at the market offering engagement agreement (“Engagement Agreement”) with Chardan Capital Markets, LLC (“Chardan”) pursuant to which the Company and Chardan have provided for the extension of Chardan’s engagement to use its reasonable best efforts to act as the Company’s sales agent in connection with the sale of the Company’s common stock, $.0001 par value per share (“Common Stock”) in “at the market” or privately negotiated transactions of up to $50,000,000, depending upon market conditions and at the discretion of the Company. The Chardan Amendment also provides for the termination of the Engagement Agreement for any reason, with or without cause, upon five days written notice by either party and that Chardan will be entitled to collect transaction fees with respect to any Common Stock or other securities offered by the Company sold to any parties introduced to the Company by Chardan within nine months following the expiration or termination of the Engagement Agreement.

The foregoing description of the Engagement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Engagement Amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment to Engagement Letter between PharmaCyte Biotech, Inc. and Chardan Capital Markets, LLC dated December 15, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2016

PHARMACYTE BIOTECH, INC. By: /s/ Kenneth L. Waggoner Kenneth L. Waggoner Chief Executive Officer, President and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Engagement Letter between PharmaCyte Biotech, Inc. and Chardan Capital Markets, LLC dated December 15, 2016.

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